UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 28, 2005

GOAMERICA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-29359	22-3693371
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

433 HACKENSACK AVENUE, HACKENSACK, NJ 07601
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (201) 996-1717

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 28, 2005, GoAmerica, Inc. (“GoAmerica” or the "Company") executed a Waiver and Supplemental Agreement with Hands On Video Relay Services, Inc. and Hands On Sign Language Services, Inc. (collectively, “Hands On”) and their principal shareholders, Ronald and Denise Obray, modifying the Agreement and Plan of Reorganization, dated as of July 6, 2005, between the Company, Hands On and the Obrays (the “Merger Agreement”), pursuant to which Hands On will merge with subsidiaries of the Company (collectively, the “Merger”). Such modifications include the following provisions:

Hands On and the Obrays may raise up to $2 million through the issuance of new Hands On securities or the sale of Hands On securities currently held by the Obrays, through December 31, 2005 (the amount may be increased beyond $2 million and such date may be extended under certain circumstances). Any Hands On securities so issued must convert automatically into common stock of Hands On, and then GoAmerica, upon the closing of the Merger. Additionally, the purchasers of any Hands On securities issued or sold by the Obrays will be required to agree to vote in favor of the Merger and to waive any appraisal rights that such purchasers may have. The Obrays previously agreed to vote their Hands On shares in favor of the Merger and, at all times through closing of the Merger, the Obrays and the purchasers of any new Hands On securities will, in the aggregate, hold sufficient shares of Hands On to ensure that the Merger will be approved by Hands On shareholders.

Any funds raised by Hands On or the Obrays through the sale of Hands On securities prior to the Merger will be used by them to pay transaction expenses incurred by them in connection with the Merger and/or to pay other liabilities of Hands On. To the extent that any Merger-related transaction expenses of Hands On and the Obrays remain outstanding upon closing of the Merger, the number of GoAmerica shares issuable to Hands On shareholders under the Merger Agreement will be reduced by a number of shares equal to (i) the product of multiplying the amount of such transaction expenses assumed by the Company times 2.0, divided by (ii) the average closing price of GoAmerica’s common stock during the 20 trading days prior to closing. Additionally, whereas the Merger Agreement provided that the number of GoAmerica shares issuable upon the closing of the Merger would be adjusted for the working capital deficit of Hands On as of June 30, 2005, now the adjustment will be made if there is any working capital deficit of Hands On as of closing.

The Company and Hands On had previously executed a short term loan agreement under which the Company loaned Hands On approximately $350,000; the Company will continue to loan Hands On up to an additional $650,000 (approximately $100,000 of which has already been advanced) for capital expenditures on the same terms.

The Company is permitted to contact, negotiate with and provide information to certain third parties who have contacted GoAmerica since execution of the Merger Agreement for the purpose of exploring possible business arrangements, and Hands On and the Obrays may contact, negotiate with and provide information to third parties solely in connection with raising funds in accordance with the terms of the waiver and supplemental agreement.

The parties agreed to use their best efforts to close the Merger as soon as possible, and in any event prior to January 31, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOAMERICA, INC.

Dated: November 3, 2005	By:	/s/ Daniel R. Luis
Daniel R. Luis
Chief Executive Officer